Exhibit 4.1

_____________________________________________________________________________

UNIT PURCHASE AGREEMENT

DATED AS OF JUNE 10, 2004

By and Among

GREAT AMERICAN FAMILY PARKS, INC.

AND THE

PURCHASERS SET FORTH ON SCHEDULE A

______________________________________________________________________________

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND

INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY

PURCHASERS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

SEE “RISK FACTORS” INCLUDED IN THIS UNIT PURCHASE AGREEMENT.

__________________________

THE SECURITIES ARE BEING OFFERED WITHOUT REGISTRATION IN

RELIANCE ON SECTION 4(2) OF THE SECURITIES ACT OF 1933 AND/OR

REGULATION D PROMULGATED THEREUNDER. THIS UNIT PURCHASE

AGREEMENT HAS NOT BEEN REVIEWED, APPROVED OR DISAPPROVED, NOR HAS THE ACCURACY OR ADEQUACY OF THE INFORMATION SET FORTH HEREIN BEEN PASSED UPON, BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS UNIT PURCHASE AGREEMENT AND RELATED OFFERING DOCUMENTS MAY CONTAIN CONFIDENTIAL MATERIAL NON PUBLIC INFORMATION WHICH THE RECIPIENT AGREES BY ACCEPTING THESE DOCUMENTS TO KEEP CONFIDENTIAL AND NOT TO USE THE INFORMATION FOR ANY PURPOSE, INCLUDING PURCHASES OR SALES OF THE SECURITIES OF GREAT AMERICAN FAMILY PARKS, INC.

FIRST MONTAUK SECURITIES CORP.

as Selling Agent

ARTICLE V
CONDITIONS TO OBLIGATIONS TO CLOSE……………………………………………..	17
5.1 Conditions to Obligation of Purchasers…………………………………………………….	17
5.2 Conditions to Obligation of Company...................................................................................	17

ARTICLE VI
COVENANTS OF THE COMPANY AFTER CLOSING…………………………………….	18
6.1 Reservation of Shares………………………………………………………………………..	18
6.2 Financial Statements…………………………………………………………………………	18
6.3 Inspection and Visitation Rights…………………………………………………………….	18
6.4 Registration Rights for Shares and Conversion Shares…………………………………...	18
6.5 Anti-Dilution Protection……………………………………………………………………..	20
6.6 Right of First Offer to Montauk…………………………………………………………….	20

ARTICLE VII
MISCELLANEOUS……………………………………………………………………………..	20
7.1 Survival……………………………………………………………………………………….	20
7.2 Expenses………………………………………………………………………………………	21
7.3 Entire Agreement…………………………………………………………………………….	21
7.4 Parties in Interest…………………………………………………………………………….	21
7.5 Assignment……………………………………………………………………………………	21
7.6 Notices………………………………………………………………………………………...	21
7.7 Captions………………………………………………………………………………………	21
7.8 Counterparts………………………………………………………………………………….	21
7.9 Separate Counsel……………………………………………………………………………..	21
7.10 Governing Law, Jurisdiction and Venue………………………………………………….	22

Schedule A

Registry of Purchasers

List of Exhibits:

Exhibit “A”     Form of Warrant

Exhibit “B”     Form of Registration Rights Agreement

Exhibit “C”     Synopsis of the Company

Exhibit “D”     Audited Financial Statement, for the year ended Dec. 31, 2002.

Exhibit “E”     UnAudited Financial Statement, for the year ended Dec. 31, 2003

Exhibit “F”      Summary of Income Statements and Balance Sheets for 2002 and 2003

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (the “Agreement”), dated effective as of the 14th day of June 2004, is made by and among Great American Family Parks, Inc., a Nevada  corporation with its principal address at 222 East State Street, Suite B, Eagle, Idaho, USA 83616 (the “Company”) and the persons and/or entities whose names are set forth in the Registry of Subscribers in Schedule A, annexed  hereto  (individually a “Purchaser" and collectively the “Purchasers”). The Company and the Purchasers are hereinafter collectively referred to as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Company intends to engage in the businesses of owning and operating regional theme parks and amusement attractions; and

WHEREAS, subject to the terms and conditions of this Agreement, the Purchasers have agreed to purchase, and the Company has agreed to sell, on a “best efforts” basis, units (“Units”) comprised of (i) one share (the “Shares”) of Common Stock at par value of $0.01 per share (“Common Stock”) and (ii) one Series A Common Stock Purchase Warrant (“Warrants”) to purchase one share of Common Stock, upon the terms and conditions contained herein;

WHEREAS, the Parties have agreed that the purchase price per Unit is $0.25, and the exercise price of the Warrants shall be $0.30 per share, and the total number of Units to be sold is 2,000,000 (a maximum of $500,000 of gross proceeds), with no minimum number of Units required to be sold;

NOW, THEREFORE, in consideration of the foregoing premises and of the terms, conditions, mutual covenants, agreements, representations and warranties herein contained, the parties hereto do hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided, the terms defined in this Article I have the meanings assigned to them for the purposes of this Agreement as set forth in this Article I and include the plural as well as the singular unless the context otherwise requires.

Affiliate — With respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, “control” (including with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

Agreement — This Unit Purchase Agreement and all exhibits and schedules hereto, as the same may from time to time be amended or supplemented by one or more instruments executed by the parties hereto.

Closing Date — The date and time of Closing as defined in Section 2.3.

Code — The Internal Revenue Code of 1986, as amended.

Company —  Great American Family Parks, Inc., and, where the context requires, its successors and assigns.

Conversion Shares — Shares of Common Stock of the Company issuable upon exercise of the Warrant.

Encumbrance — Any lien, pledge, security interest, claim, charge, easement, restriction or encumbrance of any kind or nature whatsoever.

Environmental Laws means any Laws (including, without limitation, the Comprehensive    Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, or noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

Financial Statements _ Means the financial statements included in the SEC Reports.

GAAP — Generally accepted accounting principles as used in the United States of America in effect at the time any applicable financial statements were prepared.

Hazardous Materials means any wastes, substances, radiation, or materials (whether solids, liquids or gases):  (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as “pollutants,” “contaminants,” “hazardous materials,” “hazardous wastes,” “hazardous substances,” “toxic substances,” “radioactive materials,” “solid wastes,” or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

Intellectual Property Rights — Whether domestic or foreign, patents, patent applications, patent rights, trade secrets, confidential business information, designs, concepts, drawings, know-how, data, source and object codes, formula, processes, laboratory notebooks, algorithms, copyrights, copyright applications, mask works, claims of infringement against third parties, licenses, permits, license rights, contract rights with employees, consultants and third parties, trademarks, trademark rights, service marks, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles.

Loss — Any liability, loss, cost, damage, penalty, fine, interest, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements) actually incurred.

Person — Any individual, corporation, company, limited liability company, partnership (limited or general), joint venture, association, trust or other entity.

Unit – Is the meaning set forth in the preamble to this agreement.

SEC Reports – Means the periodic reports filed or to be filed by the Company with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended.

Subscription Price – Means the purchase price of $0.25 per Unit multiplied by the number of Units purchased.

Subsidiary — A company is a Subsidiary of another company if 50% or more of its outstanding voting securities is owned by such other company.

Tax Return — Any return, report or information return required to be filed with any taxing authority with respect to Taxes.

ARTICLE II

SALE OF UNITS

2.1  Sale of Units.  Subject to the terms and conditions set forth herein, upon the execution hereof, the Company agrees to sell, issue and deliver to the Purchasers, the number of Units at a Subscription Price of $0.25 per Unit as set forth on Schedule “A” annexed hereto.

2.2  Warrants.  The Warrants included in the Unit shall have an exercise price of $0.30 and shall expire five (5) years from the final closing date.  The Warrants to be delivered to each Purchaser shall be in the form attached hereto as Exhibit “A.”

2.3  Offering Period/Closing.  The Units will be offered by the Company during the period commencing on  June 14, 2004 until 5:00 PM, New York Time on July 25, 2004 (the “Offering Period”) unless extended by mutual consent of the Company and First Montauk Securities Corp., as selling agent, for an additional 30 days to and including August 24, 2004.  The initial closing in the Offering shall be held at such time as the Company and Selling Agent agree (the “Closing Date”). Thereafter, the Company and Selling Agent may agree to hold one or more additional closings in the event additional subscriptions are made during the Offering Period.  A Final Closing, unless the Offering Period has been extended, shall be held on or before July 25, 2004.  At each such Closing, the Company shall sell and the Purchaser shall purchase, the Units as so subscribed by the Purchaser on Schedule A; provided, however, in the event that subscriptions for more than the maximum number of Units to be sold are received from Purchasers, the Selling Agent and the Company shall have the right to allocate the Units pro rata amongst all Purchasers.  Each Purchaser shall deliver an executed copy of this Agreement to the offices of the Selling Agent, or at such other place as shall be mutually agreeable to the parties, prior to July 25, 2004 unless such period is extended (the “Final Closing Date”) by mutual consent of the Selling Agent and the Company to August 24, 2004.

2.4  Plan of Distribution.  (a)  The Company and the Purchaser understand and agree that the offer and sale of the Units contemplated hereunder are intended to be exempt from the registration provisions of Section 5 of the Securities Act of 1933, as amended, pursuant to the exemption provided by Section 4(2) thereunder, and/or Rule 506 of Regulation D promulgated by the Securities and Exchange Commission.

(b)  The maximum offering amount of Units being offered and sold on a “best efforts” basis is 2,000,000 Units (resulting in a maximum amount of gross sales proceeds of $500,000).  All proceeds of the Offering shall be deposited into an escrow account with an independent banking institution until the Company and Selling Agent determine to disburse said funds pending receipt of the minimum offering amount, at which time a closing will be held and all deposited funds shall be released to the Company (the “Initial Closing Date”). Thereafter, as funds are received and deposited during the Offering Period they shall be placed into escrow and disbursed to the Company at such times as the Company and the Selling Agent shall mutually agree during the Offering Period to hold one or more additional closings.  All funds shall be held pursuant to a separate escrow agreement between the Company and the Selling Agent requiring all funds to be received by the escrow agent. Employees, officers, agents and affiliates of the Selling Agent may purchase Units in this Offering.  Within five days of the disbursement of funds, certificates representing the Shares and the Warrants shall be delivered by the Company to the Selling Agent on behalf of the Purchasers.  By executing this Agreement, the Purchasers hereby grant permission to the Selling Agent to accept physical possession of such securities on their behalf and to place such securities in their brokerage accounts at First Montauk Securities Corp.

(c)   Each Purchaser understands that the Company has retained First Montauk Securities Corp. to serve as its selling agent (“Selling Agent”) in connection with the sale of the Units.  As compensation for its services, First Montauk Securities Corp. will be entitled to a commission of  seven percent (7%) of the gross proceeds from the sale of Units, a management fee equal to   three (3%) of the gross proceeds, a non-accountable expense allowance of three percent (3%) of the gross proceeds and warrants to purchase a number of shares of Common Stock equal to ten percent (10%) of the shares of Common Stock issued and sold to the Purchasers at closing.  The Selling Agent's warrants shall contain terms substantially similar, including the exercise price and  term, as contained in the Warrants.  In addition, the Company has agreed to pay the legal fees of the Selling Agent in the amount of $10,000.

(d) The offering price of the Units has been negotiated between the Company and the Selling Agent and does not necessarily bear any relationship to the price of the Company's Common Stock as traded on the OTC, its assets, liabilities or other indicia of value.  At June 8, 2004 the closing price of the Company's Common Stock as reported on the “Pink Sheets” as $1.15.

2.5  Registration .  The Company shall file a Registration Statement covering the Units and the Conversion Shares issued pursuant to this Agreement no later than forty-five (45) days after the Final Closing during the Offering Period set forth in Section 2.3, above, and use its best efforts to have the Registration Statement declared effective within one hundred-twenty (120) days after said filing, as set forth in greater detail in Section 6.4 below.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

As a material inducement to the Purchaser' execution, delivery and performance of this Agreement, the Company hereby makes the representations and warranties to the Purchaser as contained in this Article III.  As a public corporation, The Company, upon the effective date of the above referenced Registration, will become a reporting entity subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) and, as a result, will be filing the SEC Reports with the Securities and Exchange Commission.   Each representation and warranty contained herein is subject to the information contained in the “Synopsis of the Company” attached hereto as Exhibit “C,” and each Purchaser acknowledges that he has been afforded the opportunity to review the information contained in Exhibit “C”.

3.1  Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to carry on its business as now conducted and to own or lease all of its properties and assets and is duly licensed or qualified to do business and is in good standing in each state or jurisdiction where the ownership or leasing of its properties or assets or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole. The Company has made available to the Purchaser accurate and complete copies of its  Certificate of Incorporation and by-laws, as in effect on the date of this Agreement, none of which have been further amended.  (See Exhibit “C.”)

3.2  Capitalization. (a) The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock having a par value of $.001 and 10,000,000 shares of Preferred Stock having no stated par value. As of June 14, 2004, there were 30,200,145 shares of Common Stock issued and outstanding (including round-ups).  No Preferred Stock has been issued or is outstanding. A complete list of the capital stock of the Company which has been previously issued, including, without limitation, all options, warrants, rights and convertible securities, and the names in which such capital stock is registered on the stock transfer book of the Company has been made available to the Purchasers. There are no options, warrants, rights or other convertible securities presently outstanding.  All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable.

(b)  Except as provided in Section 6 below, none of the Company's outstanding securities or authorized capital stock are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other  similar rights, whether contractual, statutory or otherwise, for the  benefit of the Company, any stockholder, or any other Person.  Except as otherwise set forth in   Section 6 below, there are no restrictions on the transfer of the Units, Shares, Warrants or Conversion Shares, other than those imposed by relevant federal and state securities laws.  There are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the Shares, Warrants or Conversion Shares, except those disclosed in Section 6, below.  The offer and sale of the Units, Shares and Warrants is intended to comply with Section 4(2) of the Securities Act of 1933 and or Regulation D thereunder.

(c)  Neither the Company nor any of its subsidiaries has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) made any loans or advances to any person, other than in the ordinary course of business; or (iii) sold, exchanged or otherwise disposed of any of, its assets or rights, other than in the ordinary course of business.

3.3  Subsidiaries of the Company. The Company does not own any equity interest, directly or indirectly, in any Person other than Crossroads Convenience Center LLC, an Idaho limited liability company and GFAM Management Corporation, an Idaho Corporation, both of which entities are wholly owned subsidiaries of GFAM.

3.4  Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated herein.  The Units, Shares and Warrants, when sold, issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully-paid and non-assessable. The Conversion Shares, when issued and delivered upon exercise of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable. The execution and delivery of this Agreement and the issuance of the Units, Shares and Warrants and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity whether applied in a proceeding in equity or at law).

3.5  Compliance, No Breaches or Violations.     Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will, to the Company’s knowledge, (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or bylaws of the Company, or (ii) assuming the consents, permits, authorizations, approvals, filings and registrations referred to in Unit Purchase Agreement are obtained or made, either violate any statute,  code, ordinance, rule, regulation, judgment, order,  writ, decree or injunction, or any interpretation of any of the foregoing applicable to the Company or any of its Affiliates or any of  its properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the properties or assets of the Company under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument, or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound, except, in the case of this clause (ii), for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole.

3.6  Statements Made and Disclosure. (a) The Company has fully provided the Purchaser with all the information that the Purchaser has requested for deciding whether to acquire  Unit(s), and all information that the Company believes is reasonably necessary to enable the Purchaser to make such a decision.  No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchaser at the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.7  Finder/Selling Agent.  The Company has employed only the firm of First Montauk Securities Corp. as its selling agent,  broker, finder and/or financial advisor in connection with the offer and sale of the Units and only First Montauk Securities Corp. and its registered  representatives, shall be entitled to payment for broker’s or finder’s fees or commissions in connection with the transactions contemplated hereby.

3.8  Undisclosed Liabilities. The Company has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, and whether or not required to be shown on a balance sheet prepared in accordance with GAAP, which have not been disclosed in the Company’s 2002 audited financial statement and/or in its 2003 un-audited financial statement, and/or in Exhibit “C”, hereto.

3.9  No Material Adverse Change.   Since the Company’s latest fiscal year end, other than in the ordinary course of business, and other than would be the normal consequences of this Agreement, there has not been any material adverse change in the operations or financial condition of the Company, including:

(a)  any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

(b)  any damage, destruction or loss, whether or not covered by insurance materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

(c)  any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)  any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

(e)  any material change to a material contract, patent, patent application, license or agreement by which the Company or any of its assets is bound or subject;

(f)  any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)  any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets  or other intangible assets;

(h)  any resignation or termination of employment of any officer or key employee of the Company; and the Company is not aware of any impending resignation or termination of  employment of any such officer or key employee;

(i)  any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

(j)  any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(k)  any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(1)  any declaration or payment of any dividend or other distribution of the assets of the Company;

(m)  to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company; or

(n)  any arrangement or commitment by the Company to do any of the things described in this Section 3.8, except as elsewhere and otherwise provided in , and/or contemplated by, this Agreement.

3.10  Legal Proceedings.  There are no legal, administrative, arbitral, governmental or other proceedings, actions or governmental investigations of any nature (“Legal Proceedings”) pending or, to the best knowledge of the Company, threatened, against the Company which could result in a Loss to the Company. The Company is not subject to any order, judgment, injunction, rule or decree which has or could result in a Loss to the Company.

3.11  Taxes.  (a)  The Company has (i) duly filed (or there has been duly filed on its behalf) with the appropriate federal, state, local and foreign taxing authorities all Tax Returns required to be filed by or with respect to the Company on or before the date hereof, and (ii) paid in full on a timely basis (or there has been paid on its behalf) all Taxes shown to be due on such Tax Returns. The provision on each of the Financial Statements for the payment of all accrued but unpaid Taxes through the date thereof has been determined in accordance with GAAP and reflects all Taxes that could be assessed against the Company.

(b)   The Company has not received any notice of a deficiency or assessment with respect to Taxes from any federal,  state, local or foreign taxing authority which has not been fully paid or finally settled; there are no ongoing audits or examination of any Tax Return of the Company, and no notice of audit or examination of any such Tax Return has been received by the Company; the Company has not given and there has not been given on behalf of the Company a waiver or extension of any statute of limitations relating to the payment of Taxes of the Company; and no issue has been raised in writing on audit or in any other proceeding with respect to Taxes of the Company by any federal, state, local or foreign Taxing authority.

(c)  For purposes of this Agreement, “Taxes” shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, gains, withholding, ad valorem, social security or other taxes, including without limitation any interest, penalties or additions attributable to Taxes, and excluding property improvement related assessments.

(d)  The Company has not filed a consent  under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

3.12  ERISA  (a) General.  The Company is not a party to, does not participate in and has not heretofore participated in (i) any profit sharing, deferred compensation, bonus, stock retirement, welfare or incentive plan or agreement, whether legally binding or not, (ii) any plan providing for “fringe benefits” to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance and other insurance plans, and related benefits, (iii) any other “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or (iv) any “multi-employer plan” (within the meaning of Section 3(37) of ERISA) not designated as such on Section 3.11of the Disclosure Schedule.

(b)  Fines and Penalties.  There are no fines, penalties, taxes, or related charges under Sections 502(c) or (k) or (l) or 4071 of ERISA or Chapter 43 or Section 511 of the Code which are assessable against the Company.

3.13  Title to Assets, Intellectual Property.  The Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, which assets consist of those reflected in the most recent balance sheet of the Company, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any Encumbrance other than (a) any such created in accordance with the terms of this Agreement or disclosed in the above referenced financial statements or Exhibit “C”, hereto, (b) liens for Taxes not yet due and  payable, (c) liens imposed by law and incurred in the ordinary course of business  for obligations  not yet due and payable to landlords, carriers, warehousemen, materialmen  and the like, and (d) unperfected purchase money security interests existing in the ordinary course of  business without the execution of a separate security agreement.  The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

The Company owns or has a valid right to use any and all, if any, Intellectual Property Rights being used to conduct its business as now operated and as now proposed to be operated; and to its knowledge the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the Intellectual Property Rights of others.  To its knowledge, no claim is pending or threatened against the Company and/or its officers, employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.  The Company has no obligation to compensate any Person for the use of any such Intellectual Property Rights.  The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including any trade secrets and/or other confidential information.  To the best knowledge of the Company, all trade secrets and other confidential information of the Company are presently valid and protectable and are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company.  To the best of the Company's knowledge, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.  The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect.  Neither the Company, nor any of its employees or consultants has received notice of, and to the best of the Company's knowledge after reasonable investigation, there are no claims that the Company's Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party.

The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. To the Company's knowledge, neither the execution or delivery of this Agreement, nor, the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

3.14  Investment Company.  The Company represents and warrants that it is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). In addition, the Company agrees that it shall not become an investment company" or a company "controlled" by an "investment company", within the meaning of the 1940 Act. In the event that the Company breaches the foregoing, the Company shall forthwith notify the Purchasers and shall take immediate corrective action to remedy such breach.

3.15  Insurance.  The Company has insurance coverage under policies and will maintain insurance coverage under policies that: (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company with all requirements of Law and of all Agreements to which the Company is a party; (d) are valid and outstanding policies enforceable against the insurer; and (e) insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar properties, and provide adequate insurance coverage in accordance with industry practices for the businesses and Assets of Company.

3.16   Environmental

(a)  The Company has complied in all material respects and is in material compliance with, and the Real Property and all improvements thereon are in material compliance with, all Environmental Laws.

(b)  The Company does not have any material liability under any Environmental Law.  There are no pending or threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor any officer, director or stockholder thereof has directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows any fact(s) which might form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence, Release, or threatened Release of Hazardous Materials at or from any part of the Real Property; (ii) the off-site disposal or treatment of Hazardous Materials originating on or from the Real Property or the businesses or Assets of the Company; (iii) any facility operations, procedures or designs of the Company which do not conform to requirements of the Environmental Laws; or (iv) any violation of Environmental Laws at any part of the Real Property or arising from Company’s activities (or the activities of the Company’s predecessors in title) involving Hazardous Materials.

3.17  Use of Proceeds.   The Company shall use up the proceeds from the sale of the Units for working capital and general corporate purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and prior practices), to redeem any Common Stock or securities convertible into shares of Common Stock or to settle any outstanding legal proceedings.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each of the Purchasers hereby represents and warrants to the Company as of the date of this Agreement as follows:

4.1  Organization. The Purchaser, if a corporation, is duly organized, validly existing and in good standing under the laws of their respective states of formation with requisite power and authority to carry on its business as now conducted.

4.2  Authority. The Purchaser has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite actions in respect thereof on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law)).

4.3  Brokers and Finders. The Purchaser has not employed any broker, finder or financial advisor or incurred any liability for any broker’s or finder’s fees or commissions in connection with the transactions contemplated hereby.

4.4  Investment Intent; Accredited Investor.  (a)  The Units, Shares and Warrants and Conversion Shares are being acquired by the Purchaser for investment and not with a view to the distribution thereof, and each acknowledges and understands that the Shares and Warrants and certificate(s) representing such Conversion Shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

(b)  The Purchaser, represents and warrants that it is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. The Purchaser understands that the Company is selling the Units, Shares and Warrants solely to “accredited investors” and is relying upon the Purchaser's representation hereunder in making the sale. The Purchaser understands that no “Unit” certificate or security instrument will be issued.

(c)  The Purchaser understands that the Units, Shares and Warrants are being offered without registration under the Securities Act in reliance upon the private offering exemption contained therein, and that such reliance is based in part on the information herein supplied. For the foregoing reasons and to induce the Company to issue and deliver the securities to the Purchaser, the Purchaser represents and warrants that the information stated herein is true, accurate and complete, and agrees to notify and supply corrective information promptly to the Company as provided above if any of such information becomes inaccurate or incomplete.

(d)  The individual signing below on behalf of any entity hereby warrants and represents that he/she is authorized to execute this Agreement on behalf of such entity.

(e)  The undersigned understands that the investment in the Units, Shares and Warrants involves a high degree of risk, including the Risk Factors set forth in Section 4.5 below, and represents that he is able to bear the economic risk of the investment in the Units and can afford a complete loss of such investment.  The Purchaser has completed any and all due diligence review of the Company, its management, operations and financial condition, understands the risks associated with the purchase of the Units and is a sophisticated investor with knowledge of  investments such of the one being undertaken herein.

EACH PURCHASER MUST INITIAL IN THE SPACE PROVIDED TO INDICATE THAT    HE/SHE OR IT HAS REVIEWED THE FOREGOING SECTION 4.4.

                        I HAVE REVIEWED AND UNDERSTAND THIS SECTION 4.4

4.5   Risk Factors.   An investment in the securities offered hereby involves a high degree of risk.  The following factors, in addition to those discussed elsewhere, should be considered carefully in evaluating our business and us.  An investment in the securities is suitable only for those investors who can bear the risk of loss of their entire investment.

(a) We do not have financial statements related to our primary intended business of operating theme parks upon which investors may rely.  The financial statements available to potential investors are not related to any theme park operations.  We do not have any operations related to theme parks and therefore investors may not have adequate information regarding our ability to generate any revenue or income related to the proposed theme park business.   Investors should not rely upon the financials statements currently available to estimate or project our ability to operate theme parks in the future. Further we do not have audited financials statements for a recent fiscal period.  As a result, investors should be aware that the financial statements made available to investors may not accurately reflect the financial condition of the Company, further, although management believes that the financial statements were prepared in accordance with generally acceptable accounting principles, they lack footnote and other disclosures which may be required wee they reviewed by an independent auditor and independent auditors may require changes to the financial statements..

(b)  The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

*

The Company’s significant and immediate need for working capital;

*

The thin asset base of the Company at this start-up phase;

*

The complexity of the venture in conjunction with its being a new concept;

*

The effect of competition, particularly during down economic times.

*

The threat terrorism and related security needs and costs.

(c)  The Company’s success also depends upon economic trends generally, governmental regulation, legislation, and population changes. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's predictions only. The Company assumes no obligation to update forward-looking statements.

(d)  The financial risks inherent in this investment are extremely high, for the reason that it involves what is essentially a start-up business, both in concept and in management.  The concept of aggregating a number of theme parks into a system, while a new concept in its details with a potential for a high return, has all the more a high risk in that its financially profitable development depends not only on successfully coordinating and operating a system of different theme parks, but also in the successful implementation and development of associated, but distinct entertainment products, including food and beverage components, live entertainment venues, electronic and multimedia products.  Even though each park is slated to be independently managed and operated and responsible for turning a profit, failure in any one park, or even in any of the related “venues,” could seriously impact the financial success of this offering, which relies on the over all success of the venture.  The complexity and multifaceted nature of the proposed business poses a very substantial risk both of failure or of slow return on investment, even if  eventually successful.

(e)  Theme Park attendance was down two (2%) in 2002-3 from 2001 levels, partially because a slow economy, but also because of world events.  The entire business depends on attracting large concentrations of   people on a constant basis, which factor is a condition subject to high risk in the face of terrorist threats which appear now to be a probability for the foreseeable future.  The security threat could not only affect attendees, but could also affect the willingness of entertainers to perform.  Accordingly the business, as a whole, could seriously suffer if terrorist threats substantially affected attendance, since there are no other, unrelated sources of income.

(f)  Under suppressed market conditions suggested above, it would be likely that the large, successful theme parks, such as Disneyland, would have a competitive advantage,  not only from the standpoint of greater staying power, but also from the standpoint of being better able to afford to implement measures, such as greater security, to counteract such problems.

(g)  Finding affordable amusement and entertainment venues to purchase is determined by the willingness of the owners to sell. The opportunities usually become available in late summer and early fall, and depending on the aggressiveness and motivation of the seller, could take from one to four months or longer to culminate.  There is a risk that our financial partner would, for reasons unanticipated at this time, be unable to aide in structuring and finding the proper financial assets to accomplish the acquisition.

(h)  Management is the key to a successful transition after acquisition.  There exists the risk that the occurrence of an adverse event could result in inadequate management of the acquisition in the early stages, with the result that operations and profitability could be negatively impacted for a period of time.

(i)

The Company will use reasonably commercial efforts to maintain policies of liability, fire and casualty insurance sufficient to provide reasonable coverage for risks arising from accidents, fire, weather, other acts of God, and other potential casualties. There can be no assurance that the Company will be able to obtain adequate levels of insurance to protect against suits and judgments in connection with accidents which may occur in the theme parks.

(j)

Competition can affect the prosperity of a venue in a local market, fragmentation of the market can be unprofitable for all.  As part of our due diligence, before an acquisition, the current market conditions will be assessed.  Other recreational facilities such as movie theatres, sporting events, and local festivals can have a temporary effect on attendance for the duration of the event.  The general economic conditions of a geographic area, especially if a large employer leaves the area, will have a major effect on the venue.  GFAM will analyze its markets properly so as to price the product with the greatest price/value relationship, and provide a clean, safe, wholesome environment, with unique attractions and entertainment.   This strategy will serve to mitigate the risks of competition from larger competitors.

(k)

There are a limited number of theme parks within the United States and Canada that reasonably qualify as acquisition targets of the Company under current economic and market conditions.  In a market as fragmented as this one, where GFAM’s target acquisitions are owned, for the most part, by individual enterprises, the availability of good acquisitions that match our criteria in any given operational season is unknown. There is the risk that due to availability, competition for acquisitions from other companies, or sales resistance, GFAM will not find parks to purchase at the price that makes them good investments in a timely manner, thus affecting growth and profits for the Company in the short term.

(l)

The increasing efficiency of new technology is expected to drive down the cost of new equipment including in the parks industry.  This makes newer parks more effective in their use of financial resources.  Additionally, older parks may be more costly to maintain if they are not continually renewed.  There is a risk that the cost of maintenance of older acquisitions will drive up the costs too high without significant investment in new plant and equipment, thus decreasing corporate profits and revenues to continue our growth strategy on schedule.

(m)

The Company will require significant additional funds to complete its business plan, especially the acquisition of theme parks.  As a result of these financial requirements, and even if the Company were able to issue securities to purchase theme parks, the issuance of additional securities for financing or acquisition purposes could materially dilute present shareholders and subscribers in this Offering.

4.6  Receipt and Understanding  of this Agreement; No Reliance on other Information. The Purchaser acknowledges he has received a copy of this Agreement, has read it in its entirety and understands the risks involved in the purchase of the Units.  Further, in purchasing the Units, the Purchaser hereby represents and warrants that he is purchasing the Units solely based upon the information provided to him in this Agreement, and has not relied upon any other information.

4.7  Binding Agreement.  The Purchaser hereby acknowledges and agrees, subject to any applicable state securities laws that the subscription and application hereunder are irrevocable, that the Purchaser is not entitled to cancel, terminate or revoke this Agreement and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the Purchaser and his heirs, executors, administrators, successors, legal representatives, and assigns.  If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several, and the agreements, representations, warranties, and acknowledgments herein contained shall be deemed to be made by and be binding upon each  such person and his heirs, executors, administrators, successors, legal representatives, and assigns.

4.8  Compliance with Exchange Act.  Purchaser is aware of, and shall comply, to the extent applicable, with Sections 13(d) and Section 16 of the Securities and Exchange Act 1934, as amended and all regulations promulgated by the SEC thereunder.  Purchaser understands that these regulations may require the Purchaser to file certain statements and/or reports regarding their ownership of the Company's securities and that the failure to so file may subject the Purchaser to civil or criminal penalties.

 ARTICLE V

CONDITIONS TO OBLIGATION TO CLOSE

5.1  Conditions to Obligation of the Purchasers.   The obligation of each Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)  The representations and warranties set forth in Article III above shall be true and correct in all material respects;

           (b)  All actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Purchasers; and

            (c)  The Company shall have performed all obligations under this Agreement which are to be performed prior to or on the Closing Date.

(d)  The Purchasers may waive any condition specified in this Section 5.1, if it executes a  writing so stating at or prior to the Closing and shall be deemed to have so waived all conditions  if it elects to proceed with the Closing.

5.2  Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)  The representations and warranties set forth in Article IV above shall be true and correct in all material respects;

(b)  All actions to be taken by the Purchasers  in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company; and

(c)  The Purchasers shall have performed all obligations under this Agreement which are to be performed prior to the Closing Date.

(d)   The Company may waive any condition specified in this Section 5.2 if it executes a writing so stating at or prior to the Closing and shall be deemed to have so waived all conditions if it elects to proceed with the Closing.

ARTICLE VI

COVENANTS OF THE COMPANY AFTER CLOSING

6.1  Reservation of Shares. The Company shall at all times have authorized and reserved, for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of Conversion Shares

6.2  Financial Statements. The Company shall maintain a system of accounts in accordance with GAAP, keep full and complete financial records, and furnish to each of the Purchaser copies of all filings that the Company makes with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended. In the event that the Company ceases to be a reporting company under the Exchange Act, then it will deliver to Purchaser the following reports: (a)  Within 100 days after the end of each fiscal year, an audited balance sheet of   the Company as at the end of such year, together with an audited income statement and other related audited statements of operations and cash flows of the Company for such year, examined  and reported upon by an accounting firm reasonably acceptable to the Purchaser, prepared in accordance with GAAP consistently applied; and

(b)  Within 50 days after the end of each fiscal quarter, unaudited balance sheets and statements of operations and cash flows of the Company, such balance sheets to be as of the end of such quarter and such statements of operations and cash flows to be both for the year-to-date period as of the end of such quarter and for the quarter prepared in accordance with GAAP consistently applied, certified by the Chief Executive Officer and Chief Financial Officer of the Company, together with comparisons of actual results versus the budgeted results and the results for the comparable periods in the preceding fiscal year and a brief written discussion and analysis by management of such financial statements and an explanation for any significant variances therein.

6.3  Inspection and Visitation Rights. The Purchaser shall have the right to inspect the books and records of the Company, and visit the Company's premises, at reasonable times on reasonable notice.

6.4  Registration Rights for Shares, Conversion Shares.  (a)  The Company agrees to file a registration statement on Form SB-2 (or on an alternative available form if the Company is not eligible to file a Form SB-2) with the Securities and Exchange Commission within 45 days of the Final Closing Date set forth in Section 2.3, above, to provide for the resale by the Purchasers of the Shares and the Conversion Shares  under the federal securities laws and applicable blue sky laws and regulations (the “Registration Statement”).  The Registration Statement shall also cover the resale of any Additional Shares issued pursuant to Section 6.5 of this Agreement and any shares of Common Stock issuable pursuant to the anti-dilution provisions of the Warrants.  Any such Registration Statement shall be at the cost and expense of the Company, except for fees of counsel to the Purchasers and any underwriting or sales commissions with respect to Shares and Conversion shares. The Company agrees to use its best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission as soon as possible, but in no event later than 120 days from the Final Closing Date.  The Company further agrees to use its best efforts to maintain the effectiveness of such Registration Statement for at least the earlier of (i) the two (2) years from the effective date of the Registration Statement or (ii) the date that the Shares and Conversion Shares may be sold by the Purchasers under Rule 144(k) without any volume limitation. The Company shall provide the Purchasers with such numbers of prospectuses as the Purchasers may reasonably request in connection with the sale of any shares pursuant to the Registration Statement.

            (b) The rights and obligations of the Company and Purchasers with respect to such registration shall be governed by the Registration Rights Agreement entered into between the Company and Purchasers, the form of which is attached as Exhibit B to this Agreement. The Registration Rights Agreement, inter alia, limits the amount of registered shares that a shareholder may sell in a specific time period.

(c)  In the event that the Company fails to file the Registration Statement as contemplated in paragraph (a) above, or the Registration Statement is not declared effective by the Securities and Exchange Commission by the date specified in paragraph (a) above, then the Purchasers, or any of them, shall be entitled to a cash payment from the Company equal to two (2%) percent of the Subscription Price for each 30 day period that the Company has failed to comply with its obligation set forth herein until such default is cured, which cash penalty shall be reduced pro rata for any period of less than 30 days.

(d)   All Stock and Warrants issued pursuant to this Agreement shall be adjusted to reflect any stock splits, reclassifications, or dividends.

(e)   Included in the above referenced Registration Statement shall be not more than 1,000,000 shares of  common stock of the Company issued prior to this Agreement (“Previously Issued Stock”).  Sub-Sections (b) and (c), immediately above shall not be applicable to Previously Issued Stock, whereas Sub-Section (d) and the provisions of the Registration Rights Agreement limiting the amount of stock which may be sold within a specific time period shall be applicable to Previously Issued Stock.  The directors and officers of the Company shall have agreed to a lock-up agreement on or prior to the initial closing in a form satisfactory to the Selling Agent whereby such persons shall agree not to resell any shares of common stock pursuant to the Registration Statement for a period commencing on the date hereof and ending on a date which is ninety (90) days from the date that the Registration Statement is declared effective by the Securities and Exchange Commission.

(f)  The Company shall not issue any Preferred Stock for a period of two (two) years from the date of this Agreement, and thereafter for a period of three (3) years only with the consent of First Montauk Securities Corp. The rights and obligations of the Company and Purchasers with respect to such registration shall be governed by the Registration Rights Agreement entered into between the Company and Purchasers, the form of which is attached as Exhibit B to this Agreement.

6.5  Anti-Dilution Protection.  (a)  During the period commencing on the Initial Closing Date and expiring on the ninetieth (90th) day following the date that the Securities and Exchange Commission declares the Registration Statement effective (the “Anti-Dilution Period”), if the Company sells or issues additional shares of Common Stock, or any securities convertible into Common Stock, with a purchase, exercise or conversion price of less than the Share Issue Price (which shall initially be $0.25, as adjusted for stock splits, stock dividends and the like), with certain exceptions set forth below, than (i) the Company shall promptly issue to each Purchaser in the Offering additional shares of Common Stock (“Additional Shares”) and (ii) the Exercise Price of  the Warrants will be adjusted as described in the Warrant Certificates.

(b)  The number of Additional Shares of Common Stock issuable to each Purchaser shall  be equal to the product of (A) the number of Shares purchased by such Purchaser in this Offering and (B) the quotient obtained from the following equation: ($0.25 ÷ Share Anti-dilution Price) minus (C) the number of Shares purchased by such Purchaser in this Offering.   The Share Anti-dilution Price shall be equal to the per share price of the Common Stock subsequently issued by the Company during the Anti-Dilution Period or the effective conversion or exercise price of the convertible securities subsequently issued by the Company during the Anti-Dilution Period.  The number of Additional Shares issued to each Purchaser pursuant to this Section 6.5 will be rounded down to the nearest whole share, and no fractional shares will be issued.

(c)  Notwithstanding the foregoing, the following issuances by the Company shall not result in either any issuance of Additional Shares of Common Stock to Purchasers in the Offering or any adjustment to the Exercise Price of the Warrants: (i) upon the exercise or conversion of any warrants, options or convertible securities issued and outstanding as of the date hereof; and (ii) upon the exercise of the Placement Agent Warrants.

(d)  Within 15 days following any transaction by the Company which would result in the Purchasers in the Offering being entitled to Additional Shares of Common Stock hereunder, the Company shall provide written notice of such transaction to each Purchaser of the terms of such transaction and shall, within 30 days of consummation of such transaction, deliver share certificates to the Purchasers representing any Additional Shares.

6.6.  Right of First Offer to Montauk.  In conjunction with this Agreement, the Company has granted to First Montauk Securities Corp, as the Selling Agent, a right of first offer, whereby, for any equity or equity linked private financing for the Company consummated within twelve (12) months after the Final Closing during the Offering Period (Section 2.4(b) above), First Montauk Securities Corp, as the selling agent, shall have the right of first offer to purchase all or part of any such private financing or to offer the private financing to its investors.

ARTICLE VII

MISCELLANEOUS

7.1  Survival. The representations and warranties set forth in Articles III and IV hereof shall survive the Closing. No investigation made by or on behalf of either party shall affect the representations and warranties made pursuant to this Agreement.

7.2        Expenses. Except as otherwise specified in this Agreement, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own brokers, finders, financial consultants, accountants and counsel; provided, however, the Company shall pay to the Selling Agent’s counsel a fee of $10,000 payable on the Closing Date.

7.3  Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, if any, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter.

7.4  Parties in Interest. The Agreement shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any other Person any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

7.5  Assignment. No party hereto may assign any of its rights or obligations hereunder to any other Person, without prior written consent of the other parties.

7.6  Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or by overnight courier or, on the third (3rd) business day after mailing if mailed by prepaid registered or certified mail (return receipt requested), addressed as follows:

(a)

If to Company, to:  Larry Eastland, Pres & CEO

Great American Family Parks, Inc

222 East State Street

P.O. Box 1400

Eagle Idaho, 83616

(b)     If to the Purchaser, at the address set forth on the signature page below or on the Registry of Subscribers  maintained by the Company, appended as Schedule “A” hereto.

7.7  Captions. The table of contents and captions contained in this Agreement are for reference purposes only and is not part of this Agreement.

7.8  Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

7.9  Separate Counsel. The Purchaser hereby expressly acknowledges that he has been advised that he has not been represented by counsel to the Company or the Selling Agent in this matter and has been advised and urged to seek separate legal counsel for advice in this matter.

7.10  Governing Law; Jurisdiction and Venue.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their signature as natural persons or by individuals by their duly authorized officers as of the date first written above.

GREAT AMERICAN FAMILY PARKS, INC.

By: ________________________

Name: Larry L. Eastland,

Title: President & CEO

Telephone No: (208) 342-8888

Fax No: (208) 938-4111

[FORM: SUBSCRIBER SIGNATURE PAGE]

THE UNDERSIGNED HEREBY SUBSCRIBES FOR:

_________________UNITS at a price of $0.25 Per Unit for a total Subscription Price of $___________________________.

INDIVIDUALS:

_______________________________

Signature

Print Name: _____________________________

Address:

 ________________________________

 ________________________________

Mailing Address:

____________________________________

Fax No:

Telephone Number:

[FORM: CORPORATIONS, TRUSTS AND ENTITIES SIGNATURE PAGE]

CORPORATION/ENTITY NAME:

_________________________________

Signature of Authorized Officer/Representative:   By:______________________________

Print Name:

Title:

Address:

 ________________________________

 ________________________________

Mailing Address:

____________________________________

Fax No:

Telephone Number:

Schedule A

REGISTRY OF SUBSCRIBERS

to

   Unit Sales Agreement of Great American Family Parks, Inc.

________________________________________________________________

Name/Address	Subscription Amount	Units ($0.25 per Unit)

EXHIBIT “A”

Form of Warrant

EXHIBIT “B”

Form of Registration Rights Agreement

Exhibit “C”     Synopsis of the Company

Exhibit “D”

Audited Financial Statement, for the year ended Dec. 31, 2002.

Exhibit “E”     UnAudited Financial Statement, for the year ended Dec. 31, 2003

Exhibit “F”     Summary of Income Statements and Balance Sheets for 2002 and 2003